Exhibit 10(dd)
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                        AMENDMENT TO CONSULTING AGREEMENT
                        ---------------------------------


         AMENDMENT, made the 15th day of December, 2003, by and between NATOOSH, LLC, New Jersey limited liability company ("Consultant") and MARK NITZBERG ("Provider"), on the one hand, and JACLYN, Inc. ("Jaclyn"), on the other.

         WHEREAS, Consultant, Provider and Jaclyn are parties to a Consulting Agreement, dated January 10,2002 (the "Consulting Agreement"); and

         WHEREAS, pursuant to paragraph 14 of the Consulting Agreement, Consultant, Provider and Jaclyn are desirous of amending and extending the Consulting Agreement as set forth below;

         NOW, THEREFORE, it is agreed as follows:

         1. References to numbered paragraphs are to paragraphs in the Consulting Agreement.

         2. The Consulting Agreement and the Consulting Period in paragraph 2 are extended to June 30, 2008. The reference in paragraph 7 to the "the last such payment shall be made on June 15, 2004" is changed to "the last such payment shall be made on June 15, 2008."

         3. The twenty-one million dollar ($21,000,000) figure in paragraph 6 is increased to twenty-five million dollars ($25,000,000).

         4. Commencing December 15, 2003, the monthly "base compensation" payment in paragraph 7 is increased from thirty-three thousand eight hundred fifty-four and 17/100 dollars ($33,854.17) to forty-two thousand one hundred eighty-seven and 50/100 dollars ($42,187.50).

         5. Subdivision (b) of paragraph 8 is amended to read as follows:

         "(b)(i) If, for the period from July 1, 2003 through June 30, 2004, the Net Sales of Topsville at the Prescribed Margin Level exceed thirty-two million five hundred thousand dollars ($32,500,000), Consultant shall, on July 31, 2004, receive a bonus payment equal to five percent (5%) of those Net Sales at the Prescribed Margin Level which exceeded $32.5 million.

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         (ii) If, for the period from July 1, 2004 through June 30, 2005, the
Net Sales of Topsville at the Prescribed Margin Level exceed thirty-two million five hundred thousand dollars ($32,500,000), Consultant shall, on July 31, 2005, receive a bonus payment equal to five percent (5%) of those Net Sales at the Prescribed Margin Level which exceeded $32.5 million.

         (iii) If, for the period from July 1, 2005 through June 30, 2006, the Net Sales of Topsville at the Prescribed Margin Level exceed thirty-two million five hundred thousand dollars ($32,500,000), Consultant shall, on July 31, 2006, receive a bonus payment equal to five percent (5%) of those Net Sales at the Prescribed Margin Level which exceeded $32.5 million.

         (iv) If, for the period from July 1, 2006 through June 30, 2007, the Net Sales of Topsville at the Prescribed Margin Level exceed thirty-two million five hundred thousand dollars ($32,500,000), Consultant shall, on July 31, 2007, receive a bonus payment equal to five percent (5%) of those Net Sales at the Prescribed Margin Level which exceeded $32.5 million.

         (v) If, for the period from July 1, 2007 through June 30, 2008, the Net Sales of Topsville at the Prescribed Margin Level exceed thirty-two million five hundred thousand dollars ($32,500,000), Consultant shall, on July 31, 2008, receive a bonus payment equal to five percent (5%) of those Net Sales at the Prescribed Margin Level which exceeded $32.5 million."

         6. Subdivision (c) of paragraph 8 is deleted and replaced with new subdivisions (c)(A) and (c)(B). The following is new subdivision (c)(A):

         "(c)(A) If, for the applicable period under subdivision (a), Topsville's Net Sales exceed $32.5 million, and the overall profit margin is less than the Prescribed Margin Level (i.e., 22.5%) but is at least 20.5%, Consultant shall still receive a bonus payment, but a reduced one, in accordance with the following schedule:

                      (i) If the overall profit margin is at least 21.5% but is less than 22.5%, the bonus percentage shall be reduced from four percent (4%) to two percent (2%).

                      (ii) If the overall profit margin is at least 20.5% but is less than 21.5%, the bonus percentage shall be reduced from four percent (4%) to one percent (1%).

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                      (iii) There will be no bonus payment if Net Sales do not
exceed the applicable threshold (i.e., $32.5 million) or if the overall profit margin is not at least 20.5%."

The following is new subdivision (c)(B):

         "(c)(B) If, for the applicable period under subdivision (b), Topsville's Net Sales exceed $32.5 million, and the overall profit margin is less than the Prescribed Margin Level (i.e., 23.5%) but is at least 20.5%, Consultant shall still receive a bonus payment, but a reduced one, in accordance with the following schedule:

         (i) If the overall profit margin is at least 22.5% but is less than 23.5%, the bonus percentage shall be reduced from five percent (5%) to four percent (4%).

         (ii) If the overall profit margin is at least 21.5% but is less than 22.5%, the bonus percentage shall be reduced from five percent (5%) to two percent (2%).

         (iii) If the overall profit margin is at least 20.5% but is less than 21.5%, the bonus percentage shall be reduced from five percent (5%) to one percent (1%).

         (iv) There will be no bonus payment if Net Sales do not exceed the applicable threshold (i.e., $32.5 million) or if the overall profit margin is not at least 20.5%."

         7. Solely for purposes of comporting with the above amendments to paragraph 8, the Purchase and Sale Agreement's definition of "Prescribed Margin Level" is modified as follows:

         "'Prescribed Margin Level' means an overall profit margin of at least twenty-two and one-half percent (22.5%) on Net Sales, when comparing the Net Sales to their "cost of goods sold", except that, after June 30, 2003, that overall profit margin figure shall be increased to twenty-three and one-half percent (23.5%)"

         8. Subdivision (e) of paragraph 8 is amended to read as follows:

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         "(e)(i) If, prior to June 30, 2004, this Consulting Agreement is terminated (i) by Consultant (whether pursuant P. 5(d) or otherwise) or (ii) by Jaclyn as provided in P. P. 5-6, the amount of the bonus payment, if any, that is payable on July 31, 2004, shall be prorated in accordance with that amount of the period July 1, 2003 - June 30, 2004 which preceded termination.

         (e)(ii) If, prior to June 30, 2005, this Consulting Agreement is terminated (i) by Consultant (whether pursuant P. 5(d) or otherwise) or (ii) by Jaclyn as provided in P. P. 5-6, the amount of the bonus payment, if any, that is payable on July 31, 2005, shall be prorated in accordance with that amount of the period July 1, 2004 - June 30, 2005 which preceded termination.

         (e)(iii) If, prior to June 30, 2006, this Consulting Agreement is terminated (i) by Consultant (whether pursuant P. 5(d) or otherwise) or (ii) by Jaclyn as provided in P. P. 5-6, the amount of the bonus payment, if any, that is payable on July 31, 2006, shall be prorated in accordance with that amount of the period July 1, 2005 - June 30, 2006 which preceded termination.

         (e)(iv) If, prior to June 30, 2007, this Consulting Agreement is terminated (i) by Consultant (whether pursuant P. 5(d) or otherwise) or (ii) by Jaclyn as provided in P. P. 5-6, the amount of the bonus payment, if any, that is payable on July 31, 2007, shall be prorated in accordance with that amount of the period July 1, 2006 - June 30, 2007 which preceded termination.

         (e)(v) If, prior to June 30, 2008, this Consulting Agreement is terminated (i) by Consultant (whether pursuant P. 5(d) or otherwise) or (ii) by Jaclyn as provided in P. P. 5-6, the amount of the bonus payment, if any, that is payable on July 31, 2008, shall be prorated in accordance with that amount of the period July 1, 2007 - June 30, 2008 which preceded termination."

         10. Simultaneous with the signing of this Amendment, Jaclyn is paying Consultant the sum of two hundred fifty thousand dollars ($250,000). Such sum represents advance payment of the monthly "base compensation" that Consultant is to receive for the months of January 2004 through June 2004. Payment of this $250,000 shall constitute full satisfaction of the $253,125 (i.e., $42,187.50 x

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6) "base compensation" that Consultant would otherwise receive for those six months, the $3,125 difference between $253,125 and $250,000 constituting the "interest value" to Consultant for obtaining prepayment of such "base compensation". If, for any reason whatsoever (including, but not limited to, the death or disability of Provider), Consultant's services terminate prior to June 30, 2004, Consultant shall immediately repay (calculated on a pro rata/per diem basis for the period January 1 through June 30, 2004) so much of the aforesaid advance as applies to that pre-June30, 2004 post-termination period; provided, however, that, solely for purposes of calculating the amount of such repayment, the pro rata shall be computed against a total of $240,000 rather than $250,000.

         11. All other terms of the Consulting Agreement remain unchanged.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                            JACLYN, INC.

                                            By: /s/ ROBERT CHESTNOV
                                                --------------------------------
                                            Name:  Robert Chestnov
                                            Title: President

                       [signatures continued on next page]

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                                            NATOOSH, LLC

                                            By: /s/ MARK NITZBERG
                                                --------------------------------
                                            Name:  Mark Nitzberg
                                            Title: President


                                            PROVIDER

                                            /s/ Mark Nitzberg
                                            ------------------------------------
                                            MARK NITZBERG, individually

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